UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Affymetrix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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EMPLOYEE FAQs

Affymetrix Confidential - For Internal Use Only

(March 15, 2016)

1.	What happens to our Affymetrix benefits? Will they be grandfathered when I join Thermo Fisher?

Our goal is to make the transition as seamless as possible for all employees. At this point, we anticipate Affymetrix employees will remain on our current benefit plans through 2016. As a standard practice, Thermo Fisher integrates acquired companies into its standard benefits programs.

Service time for all Affymetrix benefits accrued to-date (PTO, service time, etc.) will not be lost. Service time will continue to be accrued under existing plans, even after the integration, until the formal transition to the Thermo Fisher benefits program. We will provide more information as soon as possible during our integration process after close of the transaction.

2.	If we roll over to Thermo Fisher’s benefit program at close, will we have a waiting period?

Although harmonization to Thermo Fisher’s benefits plans is not anticipated in 2016, Thermo Fisher does not impose a waiting period on health and welfare benefits for new hires. In the United States, as an example, new employees are also immediately eligible to enroll in Thermo Fisher’s 401(k) retirement plan, and are automatically enrolled after 45 days of employment. At the time of harmonization, Affymetrix employees will follow the same guidelines, and will have their years of service with Affymetrix apply to any applicable Thermo Fisher benefits. We will share more about all Thermo Fisher benefits programs as a part of our integration process after close of the transaction.

3.	What will happen to the PTO balance of the Affymetrix employees? Will the balance be paid out at the time of close or will it be rolled over into Thermo Fisher’s PTO program?

We are still very early in the planning process and have not made any formal decisions on the integration of paid-time-off (PTO); however, it is likely that we will remain on the Affymetrix PTO plan for the remainder of 2016. Thermo Fisher will not be paying out our PTO balance at the time of close, so you will still be able to apply your PTO balance to planned time off (e.g., planned vacations) later this year. As stated above, you will not lose the PTO balance you have accrued to-date, nor the service time you have accrued at Affymetrix for other benefits programs. Furthermore, both Thermo Fisher and Affymetrix follow a similar philosophy in regards to PTO that is based on years of service, and providing employees with flexibility in how they apply their PTO for vacation, sick days and other factors.

Thermo Fisher Scientific Agreement to Acquire Affymetrix – General FAQs

CONFIDENTIAL – FOR INTERNAL USE ONLY – DO NOT DISTRIBUTE

EMPLOYEE FAQs

Affymetrix Confidential - For Internal Use Only

(March 15, 2016)

4.	Will we be following Affymetrix’ holiday schedule for the remainder of 2016 or will it change?

No final decisions have been made by the integration team; however, it is likely we will continue to follow Affymetrix’ holiday schedule for all of 2016. Any changes to this will be communicated as part of our integration process after close of the transaction.

5.	What happens to Affymetrix ESPP-purchased shares? Will they be bought out similar to the RSU and Stock Options?

All Affymetrix shares, including ESPP-purchased shares if you have not previously sold them, will be converted to cash at $14(USD) per share and paid out within 10 business days after the close of the transaction.

6.	Does Thermo Fisher provide profit sharing to its employees?

Thermo Fisher Scientific does not currently offer a profit-sharing program as part of its benefits package. The company does offer a number of other benefits and incentive programs to employees to recognize and reward individual and group performance. More information on Thermo Fisher’s compensation and benefits program will be made available as part of the integration process after close of the transaction.

7.	Do we get new job titles? Will I get an offer letter from Thermo Fisher at the time of close?

The integration planning is just beginning and no decisions have been made regarding individual roles. Because Thermo Fisher is acquiring Affymetrix in its entirety, you will not receive an offer letter at the time of closing. However, Thermo Fisher does not typically change employee job titles immediately upon joining the company through acquisition. Any such changes will be communicated as part of our integration process after close of the transaction.

8.	What are the true ranges for the pay of an equivalent job title at Thermo Fisher? What will the general policy be for employees whereby Affymetrix pay deviates significantly from what it would be at Thermo Fisher?

These types of decisions will be made as part of a detailed and thoughtful review process by the integration planning teams. Any updates to this will be communicated as part of our integration process after close of the transaction.

Thermo Fisher Scientific Agreement to Acquire Affymetrix – General FAQs

CONFIDENTIAL – FOR INTERNAL USE ONLY – DO NOT DISTRIBUTE

EMPLOYEE FAQs

Affymetrix Confidential - For Internal Use Only

(March 15, 2016)

U.S. Benefits Questions

1.	What is the Thermo Fisher PTO policy in the U.S.?

The Thermo Fisher Scientific Paid Time Off (PTO) policy is based on years of service with the company. In the U.S., new employees (regular, full-time) accrue a maximum of 120 hours (15 days) of PTO in year one. The allowance schedule increases with years of service thereafter, and Affymetrix service time for all PTO accrued to-date will not be lost.

All accrued PTO must be used in the calendar year in which it is accrued, and it will not be carried over or cashed out unless otherwise required by applicable law. In the locations where employees are not required by applicable law to use all PTO in the calendar year in which it is accrued (such as California), employees may carry over unused time into the next calendar year up to 1.5 times their maximum annual accrual amount.

2.	Will I retain my vesting level in the Affymetrix 401(k) plan? What will happen to any unvested balance I have in the Affymetrix 401(k) plan?

You will always remain fully vested for your own contributions to the 401(k) plan and you will retain the vested balance of company contributions that you have in the Affymetrix 401(k) plan. The Affymetrix 401(k) plan will continue to operate as it does now after the close of the transaction and your vested and non-vested balance will remain in the plan. During the integration planning discussed earlier, decisions will be made on how the Affymetrix 401(k) plan will be integrated with Thermo Fisher’s 401(k) plan. You will be provided with necessary information once decisions are made and you will be given time to take any action that may be necessary. As communicated earlier, all service time at Affymetrix will also be applied to the Thermo Fisher vesting schedule. The current vesting schedule in the Thermo Fisher 401(k) plan is a two-year cliff vesting, meaning employees are vested in any company matching contributions to the Thermo Fisher plan after two years of service.

3.	Does Thermo Fisher have an ESPP plan?

Yes, Thermo Fisher Scientific offers U.S. employees an Employee Stock Purchase Plan (ESPP), enabling employees to become Thermo Fisher Scientific shareholders by purchasing company stock at a discounted price. We will hear more about this plan and other Thermo Fisher benefits during our integration process after close of the transaction.

Thermo Fisher Scientific Agreement to Acquire Affymetrix – General FAQs

CONFIDENTIAL – FOR INTERNAL USE ONLY – DO NOT DISTRIBUTE

EMPLOYEE FAQs

Affymetrix Confidential - For Internal Use Only

(March 15, 2016)

4.	Does Thermo Fisher have a pension plan in the U.S.?

Thermo Fisher does not have a defined benefit pension plan for any U.S. employees. In the U.S., Thermo Fisher offers a 401(k) plan with a company matching contribution. You will hear more about this plan and other Thermo Fisher benefits during our integration process after close of the transaction.

Forward Looking Statements

All statements in this report that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are “forward-looking statements” within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those concerning the expected timing, completion, receipt of stockholder and governmental approvals and effects of the proposed transaction. Such statements are based on Affymetrix’ current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Affymetrix cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are discussed in “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of the report. Unless required by law, the Company does not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Thermo Fisher Scientific Agreement to Acquire Affymetrix – General FAQs

CONFIDENTIAL – FOR INTERNAL USE ONLY – DO NOT DISTRIBUTE

EMPLOYEE FAQs

Affymetrix Confidential - For Internal Use Only

(March 15, 2016)

Important Information for Affymetrix Stockholders

In connection with the proposed merger, Affymetrix has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC ON FEBRUARY 24, 2016 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents at Affymetrix’ website at investor.Affymetrix.com or by contacting Affymetrix’ investor relations department via e-mail at investor@affymetrix.com.

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’ stockholders with respect to the merger. Information about Affymetrix’ directors and executive officers and their ownership of Affymetrix’ common stock is set forth in the proxy statement for Affymetrix’ 2016 Special Meeting of Stockholders, Affymetrix’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy statement for Affymetrix’ 2015 Annual Meeting of Stockholders. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’ directors and executive officers in the merger, which may be different than those of Affymetrix’ stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which have been filed with the SEC.

Thermo Fisher Scientific Agreement to Acquire Affymetrix – General FAQs

CONFIDENTIAL – FOR INTERNAL USE ONLY – DO NOT DISTRIBUTE